EXHIBIT 10.12

                    APPROVED & EXECUTED ON DECEMBER 30, 2005

                          GENERAL PARTNERSHIP AGREEMENT
                          -----------------------------

         This Agreement is made and entered into as of the 30 day of December, 2005 between GENESIS EQUITY PARTNERS, LLC, a US limited liability partnership (referred to as "GEP") and JIN MA GROUP, LTD., registered in the People's Republic of China (referred to as the "Company").

         In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. PURPOSE. The Company hereby engages GEP for the term specified in
Section 2 hereof to provide consulting services to the Company as a non-exclusive external consultant in connection with financial and similar matters upon the terms and conditions set forth herein.

         2. TERM. Except as otherwise specified in Section 4 hereof, this Agreement between GEP and the Company is for the 18 month period commencing on the date hereof and may be terminated by the Company or GEP at any time upon 60 days written notice.

         3. DUTIES OF GENESIS EQUITY PARTNERS.

                  3.1 REGISTRATION SERVICES: During the term of this Agreement, GEP shall provide the Company with corporate finance and related financial registration services, advice with regards to, establishing the Company as a registered corporation in the United States, raising money in the private sector through a private placement, going public and filing a registration statement, advise the Company with regards to listing its stock on the Pink Sheets, OTCBB, NASDAQ SmallCap, NASDAQ NMS or other Western public stock exchanges.

                  GEP may recommend and obtain legal counsel; an SEC registered accounting firm, transfer agent and financial printer on behalf of and for the Company. GEP shall be responsible for all legal and professional costs up to and through the effectiveness of a registration statement. All subsequent fees and costs are included hereunder in section 4.2

                  GEP shall devote such time and effort to the performance of its duties hereunder as GEP deems reasonably necessary. GEP may look to others for such factual information, investment recommendations, economic advice and/or research, upon which to base its advice to the Company hereunder, as it shall deem appropriate.

                  In addition, GEP shall hold itself ready to assist the Company in evaluating and negotiating particular contracts or transactions, if requested to do so by the Company, upon reasonable written notice, and GEP will undertake such evaluations and negotiations upon prior written agreement as to additional compensation to be paid by the Company to GEP with respect to such evaluations and negotiations and their related expenses.

                  The Company recognizes that GEP now renders and may continue to render financial and other registration services to other individuals and entities which may or may not conduct activities similar to those of the Company and acknowledges that GEP shall be free to render services of any kind to any other corporation, firm, individual or association.

                                                    GENESIS EQUITY PARTNERS, LLC
                                        1
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                    APPROVED & EXECUTED ON DECEMBER 30, 2005

                  3.2 POST-REGISTRATION SERVICES: GEP will provide the Company Post-Registration services including but not limited to:

      o Assistance in preparation and completion of documents required for submission to the SEC by the Company via the EDGAR database

      o Assistance in public relations, including coordination of all investor relation's efforts, including stock market support and awareness

      o  Assistance in quarterly and annual reports preparation

      o  Assistance in financial auditing

      o  Assistance in SEC regulation compliance

      o  Assistance in fund raising

      o Design and set up of a US Website for the Company to address US shareholder needs

      o  Assistance in locating and pre-qualifying potential merger candidates

      o Assistance in business development in other areas that the Company may need

         4. COMPENSATION.

                  4.1 REGISTRATION SERVICES: In consideration for the services rendered within 90 days by GEP to the Company pursuant to section 3.1 ("Registration Services") of this Agreement, the Company shall pay a service fee of USD 100 to GEP upon entering into the agreement herein.

                  Upon completion of the Company's registration, the Company shall issue and deliver to GEP shares of common stock equivalent to 35% of the Company's total shares.

                  In the case of a Reverse Merger, GEP will be responsible for the cost of the Shell and any attendant legal or professional services directly or indirectly related to the purchase of the Shell, the restructuring of the Shell and/or the expenses of or relating to the resolution of any outstanding legal or business issues extending from the Shell's past or present operating history.

                  4.2 POST-REGISTRATION SERVICES: In consideration for the services rendered by GEP to the Company pursuant to section 3.2 ("Post-Registration Services") of this agreement, the Company shall pay to GEP a general service fee of USD 10,000 per month in cash or in the form of shares of the Company's common stock (a value of USD 10,000). Such said shares are to be registered with the SEC via the company non-qualified employed option plan. This service fee payment shall not start until the Company receives pre-registration or post-registration funding of USD 1.5 million or more.

                  Additionally, GEP can exercise options to purchase the company common stock at 30% discount to the market price. The Company and GEP will determine the number of options upon the initiation of the contract. Such said options will be registered with the SEC via the company non-qualified employee option plan.

         5. EXPENSES OF GEP. In addition to the shares payable hereunder and regardless of whether any private offering or registration statement is consummated, the Company shall reimburse GEP for the reasonable fees and disbursements of GEP's counsel and GEP's reasonable travel and out-of-pocket expenses incurred in connection with the services performed by GEP pursuant to this

                                                    GENESIS EQUITY PARTNERS, LLC
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                    APPROVED & EXECUTED ON DECEMBER 30, 2005

Agreement and at the request of the Company, including without limitation, hotels, food and associated expenses and long-distance telephone calls. GEP shall account for such expenses to the Company; provided, however, that any expenses in excess of $1,000 shall require the prior written approval of the Company, which will not be unreasonably withheld. Such reimbursement shall accumulate and be offset or paid monthly.

         6. LIABILITY OF GEP.

                  6.1 In furnishing the Company with the advice and other services as herein provided, neither GEP nor any officer, director or agent thereof shall be liable to the Company or its creditors for any acts and/or omissions attributable to or arising from such services, including, but not limited to, errors of judgment in connection therewith, but not including intentional or willful misconduct by GEP in the performance of such services.

                  6.2 It is further understood and agreed that GEP may rely upon information furnished to it reasonably believed to be accurate and reliable and that, except as herein provided, GEP shall not be accountable for any loss suffered by the Company by reason of the Company's action or inaction on the basis of any advice, recommendation or approval of GEP, its partners, employees or agents.

                  6.3 The Company acknowledges that all opinions and advice (written or oral) given by GEP to the Company in connection with GEP's engagement are intended solely for the benefit and use of the Company in considering the transaction to which they relate, and the Company agrees that no person or entity other than the Company shall be entitled to make use of or rely upon the advice of GEP to be given hereunder, and no such opinion or advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor may the Company make any public references to GEP, or use GEP's name in any annual reports or any other reports or releases of the Company without GEP's prior written consent.

         7. COMPANY INFORMATION

                  7.1 The Company shall furnish to GEP all data, material and other information relevant to the performance by GEP of its obligations under this Agreement, or particular projects as to which GEP is acting as GEP, which will permit GEP to know all facts material to the advice to be rendered, and all material or information reasonably requested by GEP. The Company acknowledges and agrees that in performing its services under this engagement, GEP may rely upon the data, material and other information supplied by the Company without independently verifying the accuracy, completeness or veracity of same. In the event that the Company fails or refuses to furnish any such data, material or information reasonably requested by GEP, and thus prevents or impedes GEP's performance hereunder, any inability of GEP to perform shall not be a breach of its obligations hereunder.

                  7.2 Except as contemplated by the terms hereof or as required by applicable law, GEP shall keep confidential all non-public information to any third party without the Company's prior written consent, other than to such of its employees and as GEP determines in its sole judgment need to have access thereto. Notwithstanding the foregoing, GEP shall not be required to maintain confidentiality with respect to information (i) which is or becomes part of the public domain; (ii) of

                                                    GENESIS EQUITY PARTNERS, LLC
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                    APPROVED & EXECUTED ON DECEMBER 30, 2005

which it had independent knowledge prior to disclosure; (iii) which comes into the possession of GEP or its employees or agents in the normal and routing course of its own business from and through independent non-confidential sources; (iv) which is required to be disclosed by GEP pursuant to legal process or in accordance with governmental or regulatory requirements, or (v) which is exercised in relation to or in accordance with the fulfillment of GEP's "Post-Registration Services" obligations.

                  7.3 If GEP is requested or required (by oral questions, interrogatories, requests for information or document subpoenas, civil investigative demands, or similar process) to disclose any confidential information supplied to it by the Company, or the existence of other negotiations in the course of its dealings with the Company or its representatives, GEP shall, unless prohibited by law, promptly notify the Company of such request(s) so that the Company may seek an appropriate protective order.

                  7.4 The Company assures GEP that it complies with the laws, rules and regulations of the Chinese authorities, including--but not limited to--legal, tax, municipal, provincial, and central government regulators and agencies.

         8. INDEMNIFICATION. The Company agrees to indemnify and hold harmless GEP, its partners, employees, agents, counsel, representatives and controlling persons (and the officers, directors, employees, agents, representatives and controlling persons of each of them) from and against any and all losses, claims, damages, liabilities, costs and expenses (and all actions, suits, proceedings or claims in respect thereof) and any legal or other expenses in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the cost of investigating, preparing or defending any such action, suit, proceeding or claim, whether or not in connection with any action, suit, proceeding or claim in which GEP is a party), as and when incurred, directly or indirectly, caused by, relating to, based upon or arising out of GEP's service pursuant to this Agreement. The Company further agrees that GEP shall incur no liability to the Company or any other party on account of this Agreement or any acts or omissions arising out of or related to the actions of GEP relating to this Agreement or the performance or failure to perform any services under this Agreement, except for GEP's intentional or willful misconduct. The obligations of the Company under the Section shall survive the termination of this Agreement.

         9. INDEPENDENT CONTRACTOR. GEP shall perform its services hereunder as an independent contractor and not as an employee of the Company or an affiliate thereof. It is expressly understood and agreed to by the parties hereto that GEP shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be agreed to expressly by the Company in writing from time to time.

         10. MISCELLANEOUS.

                  10.1 This Agreement between the Company and GEP constitutes the entire agreement and understanding of the parties hereto and supersedes any and all previous agreements and understandings, whether oral or written, between the parties with respect to the matters set forth herein.

                                                    GENESIS EQUITY PARTNERS, LLC
                                        4
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                    APPROVED & EXECUTED ON DECEMBER 30, 2005

                  10.2 Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent (i) postage prepaid by registered mail, return receipt requested, or (ii) by facsimile to the respective parties as set forth below, or to such other address as either party may notify the other in writing:

         If to the Company to:      __________________________
                                    __________________________
                                    Facsimile: _______________
         with a copy to:            ____________________, Esq.
                                    __________________________
                                    __________________________
                                    __________________________
                                    Facsimile: _______________

         If to Genesis Equity Partners, LLC to:
                                    Kenneth Clinton, Director
                                    Genesis Equity Partners, LLC
                                    7900 Glades Road, Suite 420
                                    Boca Raton, FL 33434 USA
                                    Facsimile: 001-561-988-9890

         with a copy to:            James Schneider, Esquire
                                    Genesis Equity Partners, LLC
                                    7900 Glades Road, Suite 420
                                    Boca Raton, FL 33434 USA
                                    Facsimile: 001-561-988-9890

                  10.3 This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors, legal representative and assigns.

                  10.4 The failure or neglect of the parties hereto to insist, in any one or more instances, upon the strict performance of any of the terms or conditions of this Agreement, or their waiver of strict performance of any of the terms or conditions of this Agreement, shall not be construed as a waiver or relinquishment in the future of such term or condition, but the same shall continue in full force and effect.

                  10.5 This Agreement may be executed in any number of counterparts, each of which together shall constitute one and the same original document.

                  10.6 No provision of this Agreement may be amended, modified or waived, except in a writing signed by all of the parties hereto.

                  10.7 This Agreement shall be construed in accordance with and governed by the laws of the United States of America, without giving effect to conflict of law principles.

                                                    GENESIS EQUITY PARTNERS, LLC
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                    APPROVED & EXECUTED ON DECEMBER 30, 2005

                  10.8 Force Majeure: Any delay or nonperformance of any provision of this Agreement caused by conditions beyond the reasonable control of the performing party shall not constitute a breach of this Agreement provided that the delayed party has taken reasonable measure to notify the other of the delay in writing.

                  "Conditions beyond & party's reasonable control" include, but are not limited to, natural disasters, acts of government after the date of the Agreement, power failure, fire, flood, acts of God, labor disputes, acts of war and epidemics. Failure of subcontractors and inability to obtain materials shall not be considered a condition beyond a party's reasonable control.

                  10.9 Non-Solicitation of GEP's Employees: Company agrees not to knowingly hire or solicit GEP's employees during performance of this Agreement and for a period of two years after termination of this Agreement without Consultant's written consent.

                  10.11 Mediation and Arbitration: If a dispute arises under this Agreement, the parties agree to first try to resolve the dispute with the help of a mutually agreed-upon mediator in the State of Florida. Any costs and fees other than attorney fees associated with the mediation shall be shared equally by the parties. If the dispute is not resolved through mediation, the parties agree to submit the dispute to binding arbitration in the State of Florida under the rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator may be entered in any court with jurisdiction to do so.

                  10.12 Attorney Fees: If any legal action is necessary to enforce this Agreement, the prevailing party shall be entitled to reasonable attorney fees, costs and expenses.

                  10.13 Complete Agreements: This Agreement together with all exhibits, appendices or other attachments, which are incorporated herein by reference, is the sole and entire Agreement between the parties. This Agreement supersedes all prior understandings, agreements and documentation relating to such subject matter. In the event of a conflict between the provisions of the main body of the Agreement and any attached exhibits, translations, appendices or other materials, the English language Agreement shall take procedure. Modifications and amendments to this Agreement, including any exhibit of appendix hereto, shall be enforceable only if they are in writing and are signed by authorized representative of both parties.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                                    JIN MA GROUP, LIMITED

                           By:      /s/ Yang Liankuan
                                    -----------------
                                    Name:  Yang Liankuan
                                    Title: CEO


                                                    GENESIS EQUITY PARTNERS, LLC
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                    APPROVED & EXECUTED ON DECEMBER 30, 2005

AGREED AND ACCEPTED TO AS OF
THE DATE FIRST ABOVE WRITTEN


         GENESIS EQUITY PARTNERS, LLC


By:      /s/ Shaohua Tan
         ---------------
         Name:  Shaohua Tan
         Title: Director


                                                    GENESIS EQUITY PARTNERS, LLC
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